PROXY VOTING RESULTS-SPECIAL MEETING OF THE SHAREHOLDERS
A special joint meeting of the shareholders of VALIC Company II ("VC II") Aggressive Growth Lifestyle Fund, Conservative Growth Lifestyle Fund, Core Bond
Fund, International Small Cap Equity Fund, Moderate Growth Lifestyle Fund, Strategic Bond Fund and Socially Responsible Fund was held on March 26,
2010.
The Funds adopted the following proposals:
1. A new investment sub-advisory agreement between VALIC and PineBridge Investments LLC ("PineBridge"), which provides that PineBridge will manage the assets of the Aggressive Growth Lifestyle Fund, Conservative Growth Lifestyle Fund, Core Bond Fund, International Small Cap Equity Fund, Moderate Growth Lifestyle Fund and the Strategic Bond Fund of VC II.
Aggressive Growth Lifestyle Fund
Votes in Favor . . . . . . . . . . .. . . . . . . . . 11,923,455.318
Votes Against . . . . . . . . . . .. . . . . . . . . . . 622,179.639
Votes Abstained . . . . . . . . . . . .. . . . . . . . . 314,419.101
Conservative Growth Lifestyle Fund
Votes in Favor . . . . . . . . . . . . . . . . . . . 5,332,592.186
Votes Against . . . . . . . . . . . . . . . . . . . . 453,840.800
Votes Abstained . . . . . . . . . . . .. . . . . .  . 307,899.634
Core Bond Fund
Votes in Favor . . . .  . . . . . . . . . . . . . . . . . 15,650,998.757
Votes Against . . . . . . . . . . . .  . . . . . . . . . . . 544,783.426
Votes Abstained . . . . . . . . . . . . . .. . . . . . . . . 689,849.868
International Small Cap Equity Fund
Votes in Favor . . . . . . . . . . . . . . .  . . . . 42,723,378.354
Votes Against . . . . . . . . . . . .. . . . . . . . . 3,120,876.446
Votes Abstained . . . . . . . . . . . . . . . . . . . 1,987,063.037
Moderate Growth Lifestyle Fund
Votes in Favor . . . . . . . . . . . . . .  . . . . . 11,193,107.086
Votes Against . . . . . . . . . . . . . .  . . . . . . 1,052,292.468
Votes Abstained . . . . . . . . . . . . .  . . . . . . 1,659,770.961
Strategic Bond Fund
Votes in Favor . . . . . . . . . . . . . . . . . . . . 30,057,398.609
Votes Against . . . . . . . . . . . . . . . . . . . . . 3,138,777.061
Votes Abstained . . . . . . . . . . . . . . . . . . . 2,366,862.235
2. A new investment sub-advisory agreement between VALIC and SunAmerica
Asset Management Corp. ("SAAMCo"), which provides that SAAMCo will manage
the assets of the Socially Responsible Fund of VC II.
Socially Responsible Fund
Votes in Favor . . . . . . . . . . . .. . . . . . . . 69,050,697.096
Votes Against . . . . . . . .  . . . . . . . . . . . . 2,557,790.574
Votes Abstained . . . . . . . . . . . .  . . . . . . . 2,066,411.999